Exhibit 10.1

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED ON A

REQUEST FOR CONFIDENTIAL TREATMENT

OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES

AND EXCHANGE COMMISSION

MASTER SERVICE AGREEMENT

THIS AGREEMENT CONTAINS PROVISIONS REQUIRING ONE PARTY TO BE

RESPONSIBLE FOR THE NEGLIGENCE, STRICT LIABILITY OR FAULT OF THE

OTHER PARTY

THIS MASTER SERVICE AGREEMENT (“Agreement”) is made and entered into the 1st day of September, 2010, between EnCana Oil & Gas (USA) Inc, (“EnCana”), and Platinum Energy Solutions, Inc. (“Contractor”). This agreement shall govern the work performed by Contractor for EnCana in conjunction with one or more Work Orders.

1.	Definitions.

a.	“Affiliate” means, with respect to a party, any individual, partnership, corporation or other entity directly or indirectly controlling, controlled by, or under common control with the party.

b.	“Contract Price” shall mean the compensation for goods and/or services that EnCana and Contractor agree will be paid to Contractor at the time and in the manner provided for in a Work Order.

c.	“Contractor Group” shall mean Contractor, its Affiliates and Subcontractors, and their respective directors, officers, employees, representatives and agents.

d.	“Contractor Representative” means the individual designated by Contractor to represent Contractor in connection with all matters related to the Work.

e.	“Defect” means an error, fault, or nonconformance with relevant specifications for material or equipment supplied, or goods sold, or in services provided by Contractor or its Affiliate or Subcontractor.

f.	“EnCana Representative’ means the individual designated by EnCana to represent EnCana in connection with all matters related to the Work.

g.	“EnCana Group” shall mean EnCana (as defined above), co-owners at the Site, joint venturers, partners, other contractors and subcontractors, and their respective directors, officers, employees, representatives and agents.

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h.	“Proprietary Information” shall mean information which Contractor or a Subcontractor acquires from EnCana, directly or indirectly, and all information which arises out of or is related to the Work, and all proprietary processes involved in the Work, including, without limitation, information concerning EnCana’s present and future business plans and information about EnCana’s operations. Proprietary Information shall not include information (i) which, at the time of disclosure, is in the public domain; (ii) which enters the public domain after disclosure, except where such entry is the result of Contractor’s or a Subcontractor’s breach of this Agreement; (iii) which, prior to disclosure, was already in Contractor’s or in the Subcontractor’s possession without limitation on disclosure to others; or (iv) which, subsequent to disclosure, was obtained by Contractor or by the Subcontractor from a third party who is lawfully in possession of the information and is not subject to a contractual or fiduciary relationship with EnCana with respect to said information.

i.	“Site” shall mean the location at which Contractor is performing the Work for EnCana.

j.	“Subcontractor” shall mean a party that Contractor engages to perform all or a part of the Work.

k.	“Warranty Period” means (i) in the case of goods, material or equipment supplied or sold, the period commencing on the date the goods, materials or equipment are received by EnCana or, if installed by Contractor, the date of such installation, and ending twelve (12) months thereafter, and (ii) in the case of services provided, the period commencing the date Contractor completes such services and ending twelve (12) months thereafter.

l.	“Work” shall mean the performance of work, provision of services and/or the supply or sale of goods, material or equipment by Contractor to EnCana from time to time under a particular Work Order.

2.	Conduct of Work. Contractor shall perform the Work with due diligence and in a good and workmanlike manner to completion.

a.	Contractor’s Responsibilities. Contractor, at its sole cost, risk and expense, shall:

i.	Furnish the services of all personnel and supervisors required to complete the work.

ii.	Supply all machinery, equipment, tools, materials, transportation, and supplies required to complete the Work. Contractor shall store all such machinery, equipment, tools, and supplies in an orderly manner in a designated storage area at the Site.

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iii.	Provide all necessary safeguards, as are dictated by current industry standards, for the protection of all aspects of the Work and all persons involved in the Work.

iv.	Obtain and provide evidence to EnCana of all permits and licenses that are required to perform the Work, except for air permits and EPA permits.

v.	Pay (1) any occupation or similar taxes and all sales, use or consumer taxes required; (2) all payroll taxes, and charges for social security, unemployment compensation, retirement pensions or benefits, that are required to be made with respect to the wages and salaries of persons employed by Contractor that are imposed by federal or state laws; and (3) for all labor and materials furnished by Contractor for the Work and the charges of all Subcontractors.

vii.	Take such other action as may be requested by EnCana and agreed to by Contractor. Contractor shall be responsible for Work performed, material and equipment supplied, and goods sold, by an Affiliate, Subcontractor, vendor or supplier of Contractor.

viii.	Upon termination of the Work, promptly return to EnCana any EnCana owned equipment, supplies and tools owned by EnCana and in Contractor’s possession.

b.	EnCana’s Responsibilities. EnCana shall:

i.	Furnish materials and equipment, if any, which EnCana has agreed to furnish in the applicable Work Orders.

ii.	Provide the Site for the Work and access to the Site, with adequate space on or near the Site as may be necessary for Contractor’s office, warehouse, materials storage and employee parking.

iii.	Furnish necessary construction utilities.

3.	Payment of Contract Price/Invoicing. The Contract Price shall be due the later of (i) the date the Work is found to be satisfactory by EnCana, or (ii) thirty (30) days after EnCana’s receipt of an invoice for the Work. Contractor shall submit invoices no later than ninety (90) days following the completion of Work under a specific Work Order. Contractor shall submit invoices and supporting documents electronically utilizing EnCana’s Openlnvoice System. If this system is not available, due to Contractor’s service constraints, Contractor shall submit invoices to:

Accounts Payable

EnCana Oil & Gas (USA) Inc.

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14001 North Dallas Parkway, Suite 1100

Dallas, TX 75240

4.	Warranties.

a.	For services provided, Contractor warrants for the Warranty Period that the services are in accordance with the specifications set forth in the applicable Work Order; that they have been completed in accordance with applicable codes and in accordance with sound engineering practices.

b.	For goods sold or material and equipment manufactured or supplied by Contractor or a Subcontractor, Contractor warrants good and merchantable title to such goods, material or equipment; that they will be free from Defects in material and workmanship during the Warranty Period; that they will conform to applicable specifications, and drawings set forth in the applicable Work Order; or if not manufactured or produced to designs that EnCana furnishes, will be free from Defects in design during the Warranty Period.

c.	EnCana may require Contractor, at no cost to EnCana, to redesign, resupply or otherwise correct a Defect or to otherwise remedy a breach of the foregoing warranties, whether or not the Work has been accepted.

5.	Inspection and Acceptance.

a.	Inspection and Testing of Components. Contractor shall be responsible for inspecting and testing materials and equipment that constitute part of the Work. The EnCana Representative shall have the right at any time to inspect and test the Work at all places and stages of production and installation, without such action being treated as either discharging Contractor’s responsibility or constituting acceptance of the work.

b.	Care, Custody and Control. When Contractor determines that the Work or a discrete portion of the Work is ready for initial start-up operation or service, the Contractor Representative shall advise the EnCana Representative in writing and the care, custody or control of Work or such portion thereof shall pass to EnCana unless the EnCana Representative advises Contractor within five (5) days thereafter that the Work or the portion of the Work is not ready for initial start-up operation or service. EnCana shall assume risk of loss or damage from and after the date of transfer. Transfer of care, custody and control of the Work or a portion of it to EnCana pursuant to this Section 5.b. does not constitute acceptance pursuant to Section 5.c.

c.

Acceptance of the Work. Within fifteen (15) days after either performance tests are completed or the transfer of care, custody and control of all of the Work to EnCana, the EnCana Representative shall advise Contractor in writing of any Defects in the Work EnCana has discovered. If the EnCana Representative does

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not give notice of Defects within the fifteen (15) day period, or if after Contractor corrects the Defects the EnCana Representative does not advise Contractor in writing within ten (10) days of the completion of such corrective action of any further Defects, EnCana shall be deemed to have accepted the Work; provided, however, that Contractor shall remain responsible for any Defects discovered during the Warranty Period pursuant to Section 4.

6.	Patents. Contractor shall defend, indemnify and hold the EnCana Group harmless from and against any action, claim or demand, and all costs and expenses, including attorneys’ fees, that arise in connection with any infringement or alleged infringement of U.S. Letters Patent, trademark or copyright laws with respect to the Work.

7.	Proprietary Information; Advertising. Contractor shall not use any Proprietary Information except in connection with the Work and shall not disclose any Proprietary Information or details of the Work to any third party except to those who are to perform the Work, and then only to the extent that such disclosure is required to perform the particular portion of the Work and only if the third party agrees in writing to keep such Proprietary Information confidential. Contractor shall take all reasonable precautions to safeguard any documents containing Proprietary Information which EnCana provides to Contractor under this Agreement. Contractor shall obtain the EnCana Representative’s prior approval of any photographs and the text of any announcement or publication concerning the Work that either Contractor or any Subcontractor wishes to make.

8.	Risk of Loss; Liens; Clean-up Storage.

a.	Risk of Loss. Contractor is responsible for and shall replace, repair or reconstruct and shall furnish such material, equipment or supplies that it furnishes for the Work which are lost, stolen, damaged or destroyed prior to the time that care, custody and control thereof are transferred to EnCana pursuant to Section 5.b., regardless of the cause of the loss, theft, damage or destruction.

b.

Liens. Contractor shall make timely payments to all workmen, materialmen and Subcontractors and take all other action necessary to keep the Site and the Work free of third party liens. EnCana may withhold payment of amounts due to Contractor until it has been furnished with proof satisfactory to it that either all amounts have been paid or Contractor has provided for satisfactory payment. If a third party lien attaches to the Site of the Work, EnCana may make any payment necessary to discharge the lien, and it may offset the amount of the hen together with damages, court costs and reasonable attorneys’ fees that it incurs because of the lien or its discharge, against any payment owing or to be owed to Contractor. Notwithstanding the foregoing, EnCana agrees that it will not pay any such claim or indebtedness as long as same is being actively contested by Contractor and Contractor has taken all actions necessary (including the posting of a bond when appropriate) to protect the property interests of EnCana and any other party affected by such claim or indebtedness. CONTRACTOR SHALL DEFEND, INDEMNIFY AND HOLD THE ENCANA GROUP HARMLESS FROM AND

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AGAINST ANY THIRD PARTY LIENS ARISING OUT OF OR CONNECTED WITH THE WORK, INCLUDING COURT COSTS AND REASONABLE ATTORNEYS’ FEES INCURRED AS A RESULT OF SUCH THIRD PARTY LIENS. EnCana may request Contractor to provide a list of the names and contact numbers for all Subcontractors used in performing the Work, in accordance with Section 19.

c.	Clean-up. Contractor shall remove its material and equipment from the Site upon completion of the Work and shall clean up the Site in a good and workmanlike manner. If Contractor fails to remove its material and equipment and clean up the Site within thirty (30) days after completion of the Work at the Site, EnCana may remove the materials and equipment and clean up the Site at Contractor’s expense and deduct its costs from sums that EnCana owes Contractor. Contractor shall be responsible for immediately responding to and remediating all spills on EnCana property or leases resulting from the Work in consultation with EnCana and in a manner consistent with EnCana’s spill prevention, control and countermeasure (‘SPCC”) plan or as otherwise directed by EnCana.

d.	Storage. Contractor is responsible for providing secondary containment structures to prevent chemical leaks or spills from contacting soils. Contractor shall ensure that all chemicals used in connection with the Work are stored in appropriate containers and that all chemical drums are stored on pallets or other suitable structures in accordance with storm water, SPCC and other applicable regulations. Contractor shall reimburse EnCana for costs incurred to repair storm water structures or to reclaim environmental damage resulting from or relating to the Work.

9.	Maintenance and Audit of Records. Contractor shall maintain for not less than two (2) years after the Work is completed, complete and accurate records (including invoices, payroll sheets and supporting documentation), of all costs which have been charged or are chargeable to EnCana. EnCana shall have the right at any reasonable time to inspect and audit Contractors records related to the Work. If errors are found in billings or payments, the parties shall promptly adjust and correct the errors.

10.	Indemnities.

a.

Contractor hereby agrees to release, defend, indemnify and hold the EnCana Group harmless from and against any and all loss, cost, damage or expense of every kind and nature (including, without limitation, fines, penalties, remedial obligations, court costs and expenses and reasonable attorneys’ fees, including attorneys’ fees incurred in the enforcement of this indemnity provision (hereinafter referred to collectively as “Indemnifiable Claims”)), arising out of bodily injury (including sickness to or death of persons and losses therefrom to relatives or dependents) to the Contractor Group, or loss or destruction of property or interests in property of the Contractor Group, in any manner caused by, directly or indirectly resulting from, incident to, connected with or arising out

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of performance of the Work, WHETHER OR NOT RESULTING IN WHOLE OR IN PART FROM THE SOLE, CONCURRENT, OR COMPARATIVE NEGLIGENCE, OR STRICT LIABILITY OF THE ENCANA GROUP, OR ANY DEFECT IN THE PREMISES, EQUIPMENT OR TOOLS OWNED, OPERATED OR CONTROLLED BY THE ENCANA GROUP. Contractor agrees that this voluntary and mutual indemnity agreement will be supported by insurance of the types and in at least the minimum amounts required in Section 11, and shall be primary to any other insurance provided by the EnCana Group. Contractor agrees to consult and cooperate in good faith with EnCana in the selection and retention of legal counsel to represent EnCana in any action, claim, suit, litigation, arbitration or government investigation (“Action”) with respect to an Indemnifiable Claim. Notwithstanding the foregoing, EnCana may select its own counsel to participate in any Action at EnCana’s sole cost and expense; provided, however, EnCana’s right to participate in any Action shall not limit Contractor’s obligations under this Section 10.a.

b.	EnCana hereby agrees to release, defend, indemnify and hold the Contractor Group harmless from and against any and all Indemnifiable Claims arising out of bodily injury (including sickness to or death of persons and losses therefrom to relatives or dependents) to the EnCana Group, or loss or destruction of property or interests in property of the EnCana Group, in any manner caused by, directly or indirectly resulting from, incident to, connected with, or arising out of the performance of the Work, WHETHER OR NOT RESULTING IN WHOLE OR IN PART FROM THE SOLE, CONCURRENT, OR COMPARATIVE NEGLIGENCE, OR STRICT LIABILITY OF THE CONTRACTOR GROUP, OR ANY DEFECT IN THE PREMISES, EQUIPMENT OR TOOLS OWNED, OPERATED OR CONTROLLED BY THE CONTRACTOR GROUP. EnCana agrees that this voluntary and mutual indemnity agreement will be supported by insurance of the types and in the amounts required of Contractor by Section 11, and shall be primary to any other insurance provided by the Contractor Group.

c.	Contractor hereby agrees to release, defend, indemnify and hold the EnCana Group harmless from and against any and all indemnifiable Claims by third parties (i.e., parties not included in the EnCana Group or Contractor Group) arising out of bodily injury (including sickness to or death of persons and losses therefrom to relatives or dependents) or loss or destruction of property or interests in property in any manner caused by, directly or indirectly resulting from, incident to, connected with or arising out of the performance of the Work, unless such injury or loss of property is due to the sole negligence of the EnCana Group.

d.

Each party shall be responsible for, and hereby agrees to defend, indemnify and hold the other party harmless from and against, any and all Indemnifiable Claims arising out of or with respect to, the emission, discharge or release by such indemnifying party or by a Subcontractor of such indemnifying party, in connection with the Work, or transportation to and from the Site, of chemical

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pollutants, contaminants, waste, petroleum waste, used oil, toxic substances, hazardous substances or any other substances that are regulated by any governmental entity under environmental laws.

e.	Notwithstanding any provisions of this Section 10 to the contrary, the following provisions shall apply to operations involved in the drilling of an oil or gas well:

i.	EnCana hereby releases and agrees to defend, indemnify and hold the Contractor Group harmless from and against any and all Indemnifiable Claims arising from pollution or contamination below the surface of the land, seabed or water, resulting from blowout, fire, cratering, seepage or any other uncontrolled flow of oil, gas or mineral substance during the performance of the Work, except to the extent such loss or damage is caused by the Contractor Group’s negligence or willful misconduct.

ii.	EnCana hereby releases and agrees to defend, indemnify and hold the Contractor Group harmless from and against the loss or damage (1) to any geological formation, strata or oil or gas reservoir or minerals resource beneath the surface of the land or water, (2) for the loss of or damage to any hole(s) or well(s), and (3) for any impairment of any property rights or other interests in or to any oil, gas or mineral resources resulting from blowout, fire, cratering or any other cause, which may result during the performance of the Work, except to the extent such loss or damage is caused by the Contractor Group’s negligence or willful misconduct.

iii.	If equipment or instruments of the Contractor Group become lost in the well, EnCana shall either recover them without cost to the Contractor Group or pay the Contractor Group for the equipment or instruments (depreciated to date of loss); PROVIDED, HOWEVER, IF THE LOSS IS CAUSED BY THE NEGLIGENCE OF THE CONTRACTOR GROUP, ENCANA SHALL NOT BE LIABLE FOR THE LOSS AND THE CONTRACTOR GROUP SHALL RELEASE, DEFEND, INDEMNIFY AND HOLD HARMLESS THE ENCANA GROUP FROM AND AGAINST ANY LOSS, COSTS OR EXPENSE, INCLUDING COURT COSTS AND REASONABLE ATTORNEYS’ FEES, SUFFERED OR INCURRED BY THE ENCANA GROUP THAT ARISES OR RESULTS THEREFROM.

f.

In no event shall either party be liable to the other under this Agreement, for, and each party releases the other from and against, any indirect, special, incidental, punitive, exemplary or consequential damages, including, but not limited to, damages for loss of production, loss of revenue and profits, loss of business or business interruptions, loss of use of assets or facilities, related to the performance under this Agreement (collectively, “Losses”), WHETHER OR NOT SUCH LOSSES ARE THE RESULT IN WHOLE OR IN PART FROM THE SOLE, CONCURRENT, OR COMPARATIVE NEGLIGENCE OF ANY PERSON OR

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PARTY, INCLUDING THE INDEMNIFIED PARTY OR PARTIES, OR ANY DEFECT IN THE PREMISES, PRE-EXISTING CONDITIONS, PATENT OR LATENT, BREACH OF STATUTORY DUTY, STRICT LIABILITY OR ANY OTHER THEORY OF LEGAL LIABILITY, UNLESS SUCH LOSSES ARE CAUSED BY THE GROSS NEGLIGENCE, FRAUDULENT CONDUCT OR WILLFUL MISCONDUCT OF THE OTHER PARTY; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT BE CONSTRUED AS LIMITING THE OBLIGATION OF A PARTY TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE OTHER PARTY AGAINST INDEMNIFIABLE CLAIMS ASSERTED BY PERSONS WHO ARE NOT A PARTY TO THIS AGREEMENT (INCLUSIVE OF THIRD PARTIES, AS DEFINED IN SECTION 10.C ABOVE) INCLUDING, BUT NOT LIMITED TO, INDEMNIFIABLE CLAIMS FOR INDIRECT SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL. DAMAGES.

g.	IF OPERATIONS ARE PERFORMED IN LOUISIANA OR UNDER LOUISIANA LAW, BOTH PARTIES AGREE THAT: INDEPENDENT OF THE CONSIDERATION PAID OR TO BE PAID BY ENCANA FOR THE SERVICES PROVIDED BY CONTRACTOR UNDER ANY WORK ORDER THAT MIGHT BE ISSUED PURSUANT TO THIS AGREEMENT, ENCANA WILL PAY CONTRACTOR FOR THE ACTUAL COST OF THE ADDITIONAL PREMIUM (IF ANY) ARISING FROM THE ENCANA GROUP BEING NAMED AS AN ADDITIONAL INSURED ON CONTRACTOR’S LIABILITY POLICIES, INCLUDING CONTRACTUAL LIABILITY COVERAGE FOR THE LIABILITIES ASSUMED UNDER THE AGREEMENT AND, IF APPLICABLE, EXCESS LIABILITY POLICIES. CONTRACTOR IS OBLIGATED TO NOTIFY ENCANA IF THERE IS TO BE AN ADDITIONAL PREMIUM FOR SUCH COVERAGE, INCLUDING ANY RENEWAL OR REPLACEMENT THEREOF, AND SUPPLY SATISFACTORY DOCUMENTATION FOR CONTRACTOR’S INSURER TO DOCUMENT WHETHER OR NOT AN ADDITIONAL PREMIUM IS DUE. CONTRACTOR WARRANTS AND REPRESENTS THAT IT HAS COMMUNICATED WITH ITS INSURER(S) REGARDING THIS OBLIGATION. NOTWITHSTANDING THE GENERAL NOTICE PROVISIONS IN PARAGRAPH 23 OF THIS AGREEMENT, ALL NOTICES REGARDING SUCH COVERAGE WILL BE SENT TO ENCANA OIL & GAS (USA) INC., C/O INSURANCE DEPARTMENT, 370 17TH STREET, SUITE 1700, DENVER, CO 80202. IF CONTRACTOR DOES NOT NOTIFY ENCANA OF ANY ADDITIONAL PREMIUM CHARGED FOR SUCH COVERAGE, IT WILL BE CONCLUSIVELY PRESUMED THAT THERE IS NO ADDITIONAL PREMIUM FOR SUCH COVERAGE.

h.	REDRESS UNDER THE INDEMNITY PROVISIONS SET FORTH IN THIS SECTION 10 SHALL BE THE EXCLUSIVE REMEDIES AVAILABLE TO

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THE PARTIES FOR THE MATTERS, CLAIMS, AND DAMAGES COVERED BY SUCH PROVISIONS.

11.	Insurance. Contractor shall secure and maintain, and shall require its Subcontractors to secure and maintain, during the term of this Agreement, the insurance coverage set forth in Schedule I.

ALL LIABILITY COVERAGE (INCLUDING EMPLOYER’S LEGAL LIABILITY) CARRIED BY CONTRACTOR WITH RESPECT TO THE LIABILITIES ASSUMED BY CONTRACTOR HEREUNDER SHALL EXTEND TO AND PROTECT THE ENCANA GROUP TO THE FULL EXTENT AND AMOUNT OF SUCH COVERAGE, INCLUDING EXCESS OR UMBRELLA INSURANCES, AND SHALL BE PRIMARY TO, AND RECEIVE NO CONTRIBUTION FROM, ANY OTHER INSURANCE OR SELF-INSURANCE PROGRAMS MAINTAINED BY OR ON BEHALF OF OR BENEFITING THE ENCANA GROUP. THE LIMITS AND COVERAGES OF THE INSURANCE OBTAINED BY CONTRACTOR, EXCEPT TO THE EXTENT PROHIBITED OR REQUIRED BY LAW OR STATUTE, SHALL IN NO WAY LIMIT THE LIABILITIES OR OBLIGATIONS ASSUMED BY CONTRACTOR. ALL OF CONTRACTOR’S LIABILITY INSURANCE POLICIES (EXCEPT FOR WORKER’S COMPENSATION OR EMPLOYER’S LIABILITY POLICIES) SHALL NAME THE ENCANA GROUP AS AN ADDITIONAL INSURED AND CONTAIN A WAIVER ON THE PART OF THE INSURER, BY SUBROGATION OR OTHERWISE, OF ALL RIGHTS AGAINST THE ENCANA GROUP. This provision shall be independent of any obligations Contractor has under Section 10 hereof. Contractor’s insurance carrier(s) will provide EnCana, as evidence that the required insurance coverage has been obtained, with a certificate of insurance reflecting the amount of any deductibles. Each of Contractor’s insurance policies shall provide that it cannot be cancelled, materially altered, or allowed to lapse without at least thirty (30) days prior written notice by the insurance carrier to EnCana.

In all cases where Contractors employees (including Contractors direct, borrowed, special or statutory employees) are covered by the Louisiana Worker’s Compensation Act, La. R. S. 23:1021 et seq., EnCana and Contractor agree that all work and operations performed by Contractor and its employees pursuant to this Agreement are an integral part of and are essential to the ability of EnCana to generate EnCana’s goods, products and services. Furthermore, EnCana and Contractor agree that EnCana is a statutory employer of Contractors employees for purposes of La. R. S. 23:1061(A)(3). Notwithstanding EnCana’s status as a statutory employer or special employer (as defined in La. R. S. 23:1031(C)) of Contractor’s employees, Contractor shall remain primarily responsible for the payment of Louisiana Worker’s Compensation benefits to its employees and shall not be entitled to seek contribution for any such payments from EnCana.

12.

Independent Contractor. Contractor shall be an independent contractor with respect to the Work, and neither Contractor nor any Subcontractor, or their respective officers, employees or agents, shall be deemed the agent, representative, employee or servant of EnCana. Contractor and any Subcontractor shall have complete and sole control over

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their respective employees and the details of the Work performed and the methods by which the Work is accomplished, it being understood that EnCana is interested only in the results that Contractor obtains.

13.	Compliance with EnCana Rules, Practices and Policies; Applicable Laws. Contractor shall be familiar with and comply with and shall cause its Subcontractors and their respective employees to be familiar with and comply with all EnCana’s rules, practices and policies (collectively referred to herein as “EnCana Policies”) as described on EnCana’s website, http://www.encana.com/contractor/expectationspractices/#usa, and such other EnCana Policies as are provided to Contractor from time to time and any amendments to such EnCana Policies upon notice of the applicable amendments to Contractor. EnCana Policies relating to the safety and security of persons and property, or protection of the environment, are also set forth in the Contractor Expectations document provided to Contractor along with this Agreement, and in the documentation provided to Contractor on the terms and conditions of Contractor’s Substance Abuse program as modified by EnCana requirements. Contractor shall comply with, and shall cause its Subcontractors and their respective employees to comply with, all Federal, Slate and local laws, applicable to the Work, including, but not limited to, the Fair Labor Standards Act, OSHA, and all laws relating to disclosure and transportation of hazardous and toxic substances.

14.	Default and Termination.

a.	The provisions of Section 14.b. shall apply if any of the following events occur: (i) Contractor becomes insolvent, or insolvency, receivership or bankruptcy proceedings are commenced by or against Contractor; (ii) Contractor materially violates laws or ordinances applying to the Work or disregards instructions of EnCana; (iii) except as provided in Section 17, Contractor fails, neglects, refuses, or is unable to provide ample supervision, labor, materials or equipment to perform the Work at a rate and in a manner deemed sufficient by EnCana; (iv) Contractor allows any third party liens to be placed against the Work or the Site; or (v) Contractor defaults in its performance of any other material provision of this Agreement.

b.	If an event described in Section 14.a. occurs, the following shall apply:

i.	EnCana, without prejudice to any other right or remedy, may terminate this Agreement by giving notice of termination to Contractor, except that in the case of a default that may be corrected, Contractor shall be given a reasonable time to correct same.

ii.	Contractor shall, if requested, withdraw from the Site and assign to EnCana such of Contractor’s subcontracts as EnCana may request and shall remove the materials, equipment, tools, and instruments used by Contractor in the performance of the Work.

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iii.	EnCana shall have the right to finish the Work itself or with the assistance of third parties.

iv.	EnCana shall be entitled to withhold the payment of any further sums due to Contractor until such Work is completed. EnCana and Contractor shall then determine by mutual agreement the amount, if any, of excess cost incurred by EnCana to complete the Work and the amount to which Contractor is entitled for its performance of the Work up to the date of such termination.

c.	EnCana may, in its absolute discretion, terminate the Work without cause at any time by giving written notice of termination to Contractor pursuant to Section 16. If the Work is terminated by EnCana without cause, EnCana and Contractor shall have the following rights, obligations and duties:

i.	EnCana shall assume and become liable for all obligations and commitments that Contractor may have previously in good faith undertaken or incurred in connection with the Work, and shall be entitled to all rights, setoffs, and benefits held by Contractor in connection with such commitments. Contractor agrees to execute all instruments and take all steps required to vest such rights, setoffs and benefits in EnCana.

ii.	Encana shall pay Contractor, as compensation for the Work performed prior to said termination (i) all costs incurred by Contractor; and (ii) the reasonable costs committed to by Contractor (such as costs which are not cancelable or recoverable) and demobilization costs, if applicable.

15.	Title. Title to all Work completed or in the course of construction at the Site and to all materials, equipment and supplies which become a part of the Work or are used in the construction thereof, except Contractor’s tools, equipment and supplies, shall pass to EnCana at such time as they are installed in their permanent positions and EnCana accepts care, custody and control of the Work pursuant to Section 5.b. Transfer of title shall not otherwise affect the parties’ rights under this Agreement.

16.	Term and Termination. Except as otherwise provided herein, this Agreement shall be for a term of one (1) year from the date hereof and from year-to-year thereafter until terminated. Either party may terminate this Agreement at any time, with or without cause, on not less than thirty (30) days prior written notice of such termination. Any such termination shall not affect any rights or obligations which have accrued under this Agreement.

17.

Force Majeure. Any delay in or failure to perform by a party, other than the payment of money, shall not constitute a default that exposes it to liability for breach if and to the extent the delay or failure to perform is caused by an occurrence beyond the reasonable control of the party, including, but not limited to, an act of God or the public enemy; expropriation or confiscation of facilities; compliance with any order or requirement or

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TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1933

any governmental authority; act of war, rebellion or sabotage or damage resulting therefrom; fire, flood, explosion or accident; riots or strikes or other concerted acts of workmen; inability after diligent effort to obtain necessary licenses or permits; or any other cause, whether or not of the same class or kind as those specifically above named, which is not within the control of the party and which, by the exercise of reasonable diligence, the party is unable to prevent or remedy. In the event of force majeure, the party claiming force majeure shall furnish the other party with written notice or by telephone immediately confirmed in writing, setting forth the full particulars of the force majeure claimed, as soon as possible after the occurrence of the force majeure, and the obligations of that party, so far as they are affected by such force majeure, shall be suspended during the continuance of any inability so caused, but for no longer. The party relying upon such force majeure shall use due diligence and all reasonable efforts (including reasonable expenditure of money) to overcome the cause of force majeure. If a force majeure event exceeds thirty (30) days, either party may cancel the Work under the applicable Work Order.

18.	Rebates. Neither Contractor nor any of its Subcontractors shall pay any commission, rebate, fee or other remuneration to any employee, representative or agent of EnCana, or each other, in connection with the Work.

19.	Assignments and Subcontractors. Neither party may assign or subcontract its rights or duties under this Agreement, except to an Affiliate, without the prior consent of the other party, which consent shall not be unreasonably withheld, except that subcontracts by Contractor for services valued at less than five hundred dollars shall not require EnCana approval. An assignment, delegation or subcontract in violation of this Section 19 shall be void. Consent to assign given by a party shall not relieve the other party of responsibility for performance of its obligations under this Agreement. Contractor shall supply EnCana, upon EnCana’s request, with a list of the names and contact information for all Subcontractors performing the Work, and if so requested Contractor shall update the list as additional Subcontractors are engaged by Contractor to perform the Work.

20.	Waiver. The waiver by either party of a breach or default by the other party shall not be deemed a waiver of any different or later breach.

21.	Conflicts. In the event of a conflict, this Agreement controls over any Work Order, or the terms and conditions in Contractor’s or EnCana’s purchase orders, field tickets, invoices, statements, or any other type of agreement or document used by either party in the normal course of business, whether oral or written, signed or unsigned.

22.	Applicable Law. The provisions of this Agreement shall be governed by the laws of the State of Colorado, without giving effect to any conflict of law provisions. Any judicial proceeding brought hereunder shall be brought exclusively in the District Court for the City and County of Denver, Colorado. Each party hereby consents to the jurisdiction of such court and waives any defense or objection to such jurisdiction and/or venue.

PLATINUM ENERGY SOLUTIONS, INC. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1933

23.	Notices. All notices and other communications required by this Agreement shall be in writing and deemed duly given four business days after being sent by registered or certified mail, return receipt requested, to the address provided herein. Notice by personal delivery, ordinary mail, facsimile, or electronic mail, shall be deemed given upon actual receipt by such other party. A party may change the address for notices by giving the other party notice of such change in the manner set forth herein.

24.	Entire Agreement. This Agreement and any Work Order between EnCana and Contractor constitute the entire agreement between the parties on the subject matter referred to therein and supersede all prior negotiations, agreements and correspondence. This Agreement may be changed only by a written instrument signed by the parties. Neither execution of this Agreement, nor anything contained herein, shall obligate EnCana to order Work from Contractor, nor obligate Contractor to accept Work from EnCana.

25.	Severability If any clause or provision of this Agreement is void, illegal or unenforceable, the other clauses or provisions hereof shall remain in full force and effect, and the clauses or provisions that are determined to be void, illegal or unenforceable shall be limited so that they remain in effect to the extent permitted by law. The indemnity obligations in this Agreement shall be effective to the maximum extent permitted by applicable law. In particular, but without limiting the generality of the foregoing sentence, if it is judicially determined that the monetary limits of insurance required hereunder or the indemnities voluntarily assumed hereunder exceed the maximum permitted under applicable law, the Parties hereby agree that the indemnities or the insurance requirement shall be deemed amended to conform to the maximum permitted under applicable law.

26.	Arbitration. Any disputes between the parties arising out of or in connection with this Agreement shall be fully and finally settled by arbitration, before one arbitrator, in accordance with the most current International Institute for Conflict Prevention and Resolution (“CPR”) Rules for Non-Administered Arbitration. Such arbitration shall be conducted in Denver, Colorado. Each party shall pay its own costs and attorneys fees.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as at the date first above written:

CONTRACTOR.

Platinum Energy Solutions, Inc.

Signature:	/s/ Milburn Ducote

By:	Milburn Ducote
Its:	President

Address:	2100 W Loop South, Suite 1601
Houston, TX 77027

PLATINUM ENERGY SOLUTIONS, INC. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1933

Phone.	713-590-2820
Fax:

PLATINUM ENERGY SOLUTIONS, INC. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1933

ENCANA OIL & GAS (USA) INC.

Signature:	/s/ Patricia H. Wojahn

By:	Pat Wojahn

Its:	Vice President Strategic Planning and Supply Management

Address:	14001 N. Dallas Parkway
Suite 1100
Dallas, TX 75240

370 17th Street
Suite 1700
Denver, CO 80202

PLATINUM ENERGY SOLUTIONS, INC. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1933

Please ask your insurance agent to send the certificate of insurance to

insurance@encana.com or fax it to 729-876-4735.

In an effort to save time and money for everyone, please do not send a hard copy.

SCHEDULE I

INSURANCE REQUIREMENTS

In accordance with the Agreement, Contractor shall, at its sole cost and expense, obtain and continuously carry during the Term the following insurance coverage, with reputable and reliable insurers acceptable to EnCana:

CHOOSE AS APPLICABLE:

Commercial General Liability (required for Master Service Agreement and Independent Contractor Agreement)

☒

Commercial General Liability Insurance INCLUDING CONTRACTUAL LIABILITY, with minimum limits of liability for injury, death, or property damage of (1) * dollars ($*) combined single limit per occurrence.

☐	Commercial General Liability Insurance INCLUDING CONTRACTUAL LIABILITY, with minimum limits of liability for injury, death, or property damage of * dollars ($*) combined single limit per occurrence.

Automobile (required where Contractor operates a motor vehicle in the course of performing the Work)

☒

Automobile Liability Insurance covering owned, hired, and non-owned vehicles used by Contractor, with minimum limits of liability for injury, death, or property damage of (1) * dollars ($*) combined single limit per occurrence.

☐	Automobile Liability Insurance covering owned, hired, and non-owned vehicles used by Contractor, with minimum limits of liability for injury, death, or property damage of * dollars ($*) combined single limit per occurrence.

(1)	Contractor may include umbrella coverage to reach the minimum limits.
*	CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

PLATINUM ENERGY SOLUTIONS, INC. HAS CLAIMED CONFIDENTIAL

TREATMENT OF PORTIONS OF THIS AGREEMENT IN ACCORDANCE WITH

RULE 406 UNDER THE SECURITIES ACT OF 1933

Employees (required for Master Service Agreement and Service Agreement)

☒	Worker’s Compensation Insurance

Worker’s Compensation Insurance covering Contractor and all of Contractor’s personnel engaged in performing the Work in accordance with the statutory requirements of State laws as well as Federal laws, if applicable.

OR

Employers’ Liability Insurance

Employers’ Liability Insurance covering Contractor and all of Contractor’s personnel engaged in performing the Work with limits of not less than * dollars ($*) per occurrence.

*	CONFIDENTIAL PORTIONS HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.